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                                                                                       EXHIBIT 11
                                                FIFTH THIRD BANCORP
                                  COMPUTATION OF CONSOLIDATED NET INCOME PER SHARE
                                           ($000's except per share data)
                                                                               For the Three Months
                                                                                  Ended March 31,
                                                                                  1995      1994
                                                                                 ------    ------
Net Income                                                                     $  66,118    57,881
                                                                                ========  ========
Net income per common share - assuming no dilution:
   Weighted average number of shares outstanding                                  65,074    64,182
                                                                                ========  ========
   Per share (net income divided by the weighted average
     number of shares outstanding)                                             $    1.02      0.90
                                                                                ========  ========
Net income per common and common equivalent share:
   Net income                                                                  $  66,118    57,881
   Add - Interest on 4 1/4% convertible subordinated notes
     due 1998, net of applicable income taxes                                      1,081     1,083
                                                                                --------  --------
   Adjusted net income                                                         $  67,199    58,964
                                                                                ========  ========
   Adjusted weighted average number of shares outstanding -
     after giving effect to the conversion of stock options
     and convertible subordinated notes                                           67,503    66,740
                                                                                ========  ========
   Per share (adjusted net income divided by the adjusted
     weighted average number of shares outstanding)                            $    1.00      0.88
                                                                                ========  ========
Net income per common share - assuming full dilution:
   Adjusted net income                                                         $  67,199    58,964
                                                                                ========  ========
   Adjusted weighted average number of shares outstanding -
     after giving effect to the conversion of stock options
     and convertible subordinated notes                                           67,509    66,740
                                                                                ========  ========
   Per share (adjusted net income divided by the adjusted
     weighted average number of shares outstanding)                            $    1.00      0.88
                                                                                ========  ========
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